EXHIBIT 23.1

                     Consent of PricewaterhouseCoopers LLP,

                    Independent Certified Public Accountants,

                             dated February 26, 2002


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Post-Effective Amendment No. Seven to the Registration Statement on Form S-11 of our report dated January 23, 2002, except as to Note 12 for which the date is February 11, 2002, relating to the financial statements and financial statement schedule of CNL Retirement Properties, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
--------------------------------------
PricewaterhouseCoopers LLP

Orlando, Florida
February 26, 2002